DHI Group Reports First Quarter 2020 Financial Results
NEW YORK, New York May 6, 2020 - DHI Group, Inc. (NYSE:DHX) (“DHI” or the “Company”) today announced the following financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Results

▪Total revenues were $36.6 million, down 1% year over year.
▪Dice revenues were $22.5 million, down 3% year over year.
▪eFinancialCareers revenues were $7.2 million, down 12% year over year.
▪ClearanceJobs revenues were $6.9 million, up 19% year over year.
▪Excluding the impact of foreign exchange, total revenues were down 1% year over year, while eFinancialCareers was down 10% year over year.
▪Net loss was $6.6 million, or a loss of $0.13 per diluted share, which was negatively impacted by $8.3 million, or $0.16 per diluted share, in impairment and other charges, net of tax, and discrete tax items. Net income in the year ago quarter was $1.6 million, or $0.03 per diluted share, which was negatively impacted by $1.8 million, or $.04 per diluted share, in disposition and other charges, net of tax, and discrete tax items.
▪Cash flow from operations was $2.9 million compared to $3.2 million in the year-ago quarter.
▪Adjusted EBITDA1 was $7.5 million, and Adjusted EBITDA margin1 was 21% compared to $8.5 million and 23% in the year-ago quarter.
▪Cash was $27.8 million and net debt1 was $9.2 million. DHI drew down an incremental $27 million from its $90 million revolver in the first quarter, of which $25 million was to ensure sufficient liquidity for the foreseeable future.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"In the first quarter, we made steady progress on our two key growth initiatives. Our Dice commercial accounts teams grew their pipeline and signed on many new clients within the first ten weeks of the quarter, and in a press release last week ClearanceJobs announced that it signed on eighteen U.S. government agencies as new clients.

"Looking ahead, our business model provides us with some protection and predictability in these uncertain times, as 90% of our revenues are generated through annual subscription-based contracts. In fact, as of March 31st, we had already booked over two-thirds of our total revenue for fiscal 2020. While it is impossible to predict what impact COVID-19 will have on our clients, we are confident in the investments we have made in innovation and sales, and remain focused on the continued execution of our business plan.”

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Product Highlights

Below are the product highlights delivered during the first quarter:

Dice
▪Integrated IntelliSearch with Dice Jobs Management console. This marque release demonstrates the value of DHI's patent-pending technology skills data model. When a client posts a new tech job, IntelliSearch automatically generates a list of qualified candidates from the Dice database. The technologist recruitment process is about gaining access to the right skill sets and this powerful tool allows Dice clients to save time in their search process. Moved 100% of the Dice audience to a new Dice homepage that includes a modern layout and navigation scheme. Additionally, DHI added a Private Email feature, which enables Dice candidates to protect their personal email address and only share it with recruiters when they choose. Dice Private Email encourages candidates to make their profiles visible and up to date, increasing the breadth of talent visible to DHI's clients.
eFinancialCareers
▪Launched Job Alerts. With this release, eFC and Dice are now on a common DHI Job Search and Alerts platform, illustrating DHI's "code once deploy many" strategy across its brands. Helping candidates find jobs that fit their skills and interests is the top priority of DHI's Job Search engineering team. The new Job Alerts release is a significant step forward toward eFC's objective of having a best-in-class search experience for its candidates.
ClearanceJobs
▪Launched CJ Favorites. This feature allows ClearanceJobs' clients to keep tabs on top candidate prospects, receive alerts when they are active on the site, and engage when they are receptive to contact. CJ continues to be DHI's testbed for key market leading features.

Business Outlook

"In March, when we first began seeing the broader impact of COVID-19 on the economy, we drew down $25 million of our revolver as a precautionary measure," commented Kevin Bostick, CFO of DHI Group, Inc. "This additional cash on our balance sheet will ensure we can manage through any economic fluctuations. In addition to strengthening our balance sheet, we evaluated our entire cost structure. We are confident we can balance our costs with our revenue opportunity, maintain our employee base, continue investing in long term growth, and support our customers in these challenging times. While we are not providing specific guidance at this point, we continue to operate the business to Adjusted EBITDA margins1 in the 20% range."
Share Buyback Program Reauthorized
In May 2020, the Board of Directors authorized a new stock repurchase program that permits the purchase of up to $5 million of the Company's common stock. The new authorization is effective upon the expiration of the existing $7 million stock repurchase program and will be in effect for one year. Under the plan, management has discretion in determining the conditions under which shares may be purchased from time to time.

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, May 6, 2020, at 5:00 p.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of software products, online tools and services to deliver career marketplaces to candidates and employers globally. DHI’s three brands—Dice, ClearanceJobs and eFinancialCareers— enable recruiters and hiring managers to efficiently search, match and connect with highly skilled technologists in specialized fields, particularly technology, those with active government security clearances and in financial services. Professionals find ideal employment opportunities, relevant job advice and personalized data to best manage their whole technologist life. For nearly 30 years, we have leveraged the latest technology to foster career connections in multiple markets including North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Senior Director Communications
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, and Net Debt provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Net Debt

Net Debt is defined as total principal outstanding debt less cash and cash equivalents. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended March 31,
	2020	2019

Revenues	$36,633	$37,120

Operating expenses:
Cost of revenues	4,176	3,825
Product development	4,165	4,196
Sales and marketing	14,538	14,279
General and administrative	8,551	7,928
Depreciation	3,253	2,425
Impairment of intangible assets	7,200	—
Disposition related and other costs	—	875
Total operating expenses	41,883	33,528
Operating income (loss)	(5,250)	3,592
Interest expense and other	(183)	(105)
Impairment of equity investment	(2,002)	—
Income (loss) before income taxes	(7,435)	3,487
Income tax expense (benefit)	(885)	1,899
Net income (loss)	$(6,550)	$1,588

Basic earnings (loss) per share	$(0.13)	$0.03
Diluted earnings (loss) per share	$(0.13)	$0.03

Weighted average basic shares outstanding	49,134	48,103
Weighted average diluted shares outstanding	49,134	50,330

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(6,550)	$1,588
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	3,253	2,425
Deferred income taxes	(1,262)	(55)
Amortization of deferred financing costs	37	37
Stock based compensation	1,796	1,458
Impairment of intangible assets	7,200	—
Impairment of equity investment	2,002	—
Change in accrual for unrecognized tax benefits	(81)	121
Changes in operating assets and liabilities:
Accounts receivable	(2,111)	(2,209)
Prepaid expenses and other assets	42	376
Capitalized contract costs	859	708
Accounts payable and accrued expenses	(6,768)	(7,619)
Income taxes receivable/payable	154	1,496
Deferred revenue	4,382	4,785
Other, net	(20)	127
Net cash flows from operating activities	2,933	3,238
Cash flows used in investing activities:
Purchases of fixed assets	(4,288)	(3,052)
Net cash flows used in investing activities	(4,288)	(3,052)
Cash flows from (used in) financing activities:
Payments on long-term debt	(2,000)	(15,000)
Proceeds from long-term debt	29,000	14,000
Payments under stock repurchase plan	(1,643)	(491)
Purchase of treasury stock related to vested restricted stock and performance stock units	(1,348)	(532)
Net cash flows from (used in) financing activities	24,009	(2,023)
Effect of exchange rate changes	(212)	59
Net change in cash and cash equivalents for the period	22,442	(1,778)
Cash and cash equivalents, beginning of period	5,381	6,472
Cash and cash equivalents, end of period	$27,823	$4,694

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$27,823	$5,381
Accounts receivable, net	22,982	21,158
Income taxes receivable	2,072	2,353
Prepaid and other current assets	3,827	4,180
Total current assets	56,704	33,072
Fixed assets, net	21,126	20,352
Acquired intangible assets	31,800	39,000
Capitalized contract costs	6,579	7,515
Goodwill	152,305	156,059
Deferred income taxes	7	7
Operating lease right-of-use asset	18,383	19,712
Other assets	824	2,604
Total assets	$287,728	$278,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$11,857	$18,908
Operating lease liabilities	3,417	3,643
Deferred revenue	54,838	50,568
Income taxes payable	847	984
Total current liabilities	70,959	74,103
Long-term debt, net	36,472	9,435
Deferred income taxes	11,530	12,823
Deferred revenue	691	1,058
Accrual for unrecognized tax benefits	1,706	1,787
Operating lease liabilities	15,546	16,664
Other long-term liabilities	1,225	1,256
Total liabilities	138,129	117,126
Total stockholders’ equity	149,599	161,195
Total liabilities and stockholders’ equity	$287,728	$278,321

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three month periods ended March 31, 2020 and 2019 and balance sheets as of March 31, 2020 and December 31, 2019 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended March 31,
	2020	2019
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$(6,550)	$1,588
Interest expense	179	109
Income tax expense (benefit)	(885)	1,899
Depreciation	3,253	2,425
Non-cash stock based compensation	1,796	1,458
Disposition related and other costs	—	875
Legal contingencies and related fees	—	144
Impairment of intangible assets	7,200	—
Impairment of equity investment	2,002	—
Severance and related costs	518	—
Other	4	(4)
Adjusted EBITDA	$7,517	$8,494

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$2,933	$3,238
Interest expense	179	109
Amortization of deferred financing costs	(37)	(37)
Income tax expense (benefit)	(885)	1,899
Deferred income taxes	1,262	55
Change in accrual for unrecognized tax benefits	81	(121)
Change in accounts receivable	2,111	2,209
Change in deferred revenue	(4,382)	(4,785)
Disposition related and other costs	—	875
Legal contingencies and related fees	—	144
Severance and related costs	518	—
Changes in working capital and other	5,737	4,908
Adjusted EBITDA	$7,517	$8,494

Dice Recruitment Package Customers
Beginning of period	6,000	6,200
End of period	5,850	6,100

Average for the period (1)	5,900	6,100

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,153	$1,134

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

Summary of Deferred Revenue and Backlog:	March 31, 2020	December 31, 2019
Deferred Revenue	$55,529	$51,626
Contractual commitments not invoiced	24,869	37,093
Backlog[3]	$80,398	$88,719

(3) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

Reconciliation of Debt to Net Debt:	March 31, 2020	December 31, 2019
Long term debt, net	$36,472	$9,435
Add: Deferred financing costs	528	565
Principal debt outstanding	37,000	10,000
Less: Cash and cash equivalents	27,823	5,381
Net Debt	$9,177	$4,619

	Revenue
	Q1 2020	Q1 2019	Change	$ Fx Impact[1]
Dice	$22,485	$23,146	(3)%	$—
eFinancialCareers	7,248	8,192	(12)%	(130)
ClearanceJobs	6,900	5,782	19%	—
Total Revenues	$36,633	$37,120	(1)%	$(130)

Net Income (loss)[2]	$(6,550)	$1,588
Diluted earnings (loss) per share[2]	$(0.13)	$0.03
Adjusted EBITDA	$7,517	$8,494
Adjusted EBITDA Margin	21%	23%

(1) Foreign exchange impact is calculated by determining the increase (decrease) in current period revenues where current period revenues are translated using prior period exchange rates.
(2) For the three months ended March 31, 2020, the Company recorded impairment and other charges, net of tax, and discrete tax items of $8.3 million, or $0.16 per diluted share.